Exhibit 99.1

VERITEX HOLDINGS, INC. ANNOUNCES COMPLETION OF AUSTIN BRANCH SALE

DALLAS, May 15, 2019 (GLOBE NEWSWIRE) -- Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the "Company”), the parent holding company of Veritex Community Bank, today announced that Veritex Community Bank completed the sale of its leased branch located in the Austin, Texas area on May 10, 2019 to Keystone Bank, N.A. The transaction also included the sale of an estimated $54.1 million of loans at par and $51.5 million of deposits at a 7.7% purchase premium.

After the sale of the Austin branch, Veritex will operate 28 branches and one mortgage office in the Dallas-Fort Worth metroplex, thirteen branches in the Houston metropolitan area and one branch in Louisville, Kentucky. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements regarding Veritex's projected plans and objectives. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and Veritex assumes no duty to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: Veritex Holdings, Inc.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6200
scaudle@veritexbank.com